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Exhibit  21.1
                         Subsidiaries of Maritrans Inc.

Maritrans Inc.                                       Delaware corporation

Subsidiaries of Maritrans Inc.:

   o     Maritrans Transportation Company            Delaware corporation
   o     Maritrans Holdings Inc.                     Delaware corporation
   o     Maritrans Business Services Inc.            Delaware corporation

Subsidiaries of Maritrans Transportation Company:
   o     Maritrans General Partner Inc.              Delaware corporation
   o     Maritrans Operating Company L.P.            Delaware corporation
   o     Maritrans Barge Co.                         Delaware corporation
   o     Maritrans Tankers Inc.                      Delaware corporation

Subsidiaries of Maritrans Holdings Inc:
   o     Maritank Philadelphia Inc.                  Delaware corporation

Subsidiaries of Maritrans Barge Co.:

   o     Maritrans Liberty Co.                       Nevada corporation
   o     Maritrans Intrepid Co.                      Nevada corporation
   o     Maritrans Freedom Co.                       Nevada corporation
   o     Maritrans Navigator Co.                     Nevada corporation
   o     Maritrans Enterprise Co.                    Nevada corporation
   o     Maritrans Colombia Co.                      Nevada corporation
   o     Maritrans Honour Co.                        Nevada corporation
   o     Maritrans Valour Co.                        Nevada corporation
   o     Maritrans Independence Co.                  Nevada corporation
   o     Maritrans Seafarer Co.                      Nevada corporation
   o     Maritrans Constitution Co.                  Nevada corporation
   o     Maritrans Tug Co.                           Nevada corporation
   o     Maritrans 196 Co.                           Nevada corporation
   o     Maritrans 244 Co.                           Nevada corporation
   o     Maritrans 192 Co.                           Nevada corporation
   o     Maritrans 193 Co.                           Nevada corporation
   o     Maritrans 210 Co.                           Nevada corporation
   o     Maritrans 211 Co.                           Nevada corporation
   o     Maritrans 215 Co.                           Nevada corporation
   o     Maritrans 400 Co.                           Nevada corporation
   o     Maritrans 300 Co.                           Nevada corporation
   o     Maritrans 250 Co.                           Nevada corporation
   o     Maritrans 252 Co.                           Nevada corporation

Subsidiaries of Maritrans Tankers Inc.:

o        Maritrans Integrity Co.                     Nevada corporation
o        Maritrans Perseverance Co.                  Nevada corporation
o        Maritrans Diligence Co.                     Nevada corporation
o        Maritrans Allegiance Co.                    Nevada corporation